UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2008
PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21287 (Commission File Number)	95-3732595 (I.R.S. Employer Identification No.)

2381 Rosecrans Avenue El Segundo, California (Address of principal executive offices)	90245 (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.
     Effective May 22, 2008, the Board of Directors of Peerless Systems Corporation (the “Company”) appointed Steven M. Bathgate as director of the Company. Mr. Bathgate will be filling a vacancy created by the resignation of Louis Cole, who had resigned from the Board of Directors and the Audit and Nominating and Corporate Governance Committees, effective May 22, 2008.
     From 1996 to the present, Mr. Bathgate has been Senior Managing Partner of Bathgate Capital Partners LLC (“BCP”), formerly known as Bathgate McColley Capital Group LLC, a FINRA-licensed Broker Dealer. Prior to starting BCP, he was the Chairman and Chief Executive Officer of Cohig & Associates, Inc., an NASD member firm specializing in public and private financing for emerging growth companies. His other previous experience includes employment by Wall Street West, Dain Bosworth, Inc., and the National Association of Securities Dealers, Inc. He received his B.S. degree in Finance from the University of Colorado.
     There are no arrangements or understandings between Mr. Bathgate and any other persons pursuant to which he was appointed as director. There are no family relationships among Mr. Bathgate and the directors or executive officers of the Company.
     Mr. Bathgate is not a party to any transactions with the Company that require disclosure pursuant to Item 404(a) of Regulation S-K.
     Each non-employee director of the Company receives a $35,000 yearly retainer and $2,000 for each in-person Board meeting attended and $1,000 for each telephonic Board meeting attended. Directors are entitled to receive $25,000 upon consideration of a strategic transaction. All directors are reimbursed for expenses incurred in connection with service on the Board of Directors.
     Pursuant to the Company’s 2005 Incentive Award Plan, each non-employee director automatically receives options to purchase 30,000 shares of the Company’s common stock in connection with his initial election to the Board of Directors and automatically receives options to purchase 10,000 shares of the Company’s common stock and 10,000 shares of restricted stock on the date of each annual stockholder meeting at which he is re-elected. Options for non-employee directors vest at a rate of 25% on the first anniversary of the date of grant and 1/36th of the shares subject to the option vest each month thereafter for the following three years at an exercise price equal to the closing price of the Company’s common stock on the trading day previous to the date of grant.
     On May 22, 2008, Louis Cole resigned as a member of the Board of Directors, and a member of the Audit and Nominating and Corporate Governance Committees, of the Company, effective as of May 22, 2008. Mr. Cole has served as a director since June 2001. A copy of the resignation is attached as Exhibit 99.2 to this Report.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

99.2	Resignation of Louis Cole as a member of the Board of Directors and the Audit and Nominating and Corporate Governance Committees of Peerless Systems Corporation.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEERLESS SYSTEMS CORPORATION
Date: May 22, 2008	By	/s/ Richard L. Roll
Richard L. Roll
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.2	Resignation of Louis Cole as a member of the Board of Directors and the Audit and Nominating and Corporate Governance Committees of Peerless Systems Corporation.